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                                                                    EXHIBIT 15.0

January 8, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that CSX Corporation has incorporated by reference our reports dated April 17, 1996, July 17, 1996 and October 16, 1996 related to Conrail Inc. (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-4 to be filed on or about January 9, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,

/s/ Price Waterhouse LLP
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Price Waterhouse LLP

Thirty South Seventeenth Street
Philadelphia, PA 19103